UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

55 N. Arizona Place, Suite 310
Chandler, Arizona 85225
 (Address of principal executive offices) (zip code)

(866) 282-7660
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters To a Vote of Security Holders.

We held a special meeting of stockholders on November 30, 2016 to approve an amendment to our articles of incorporation for purposes of increasing our authorized common stock from 50 million shares to 100 million shares. Our stockholders approved the amendment to our articles of incorporation, with shares voted as follows:

Shares voted for	17,030,947
Shares against	1,932,024
Shares abstaining	33

There were no broker non-votes with respect to the amendment to our articles of incorporation.

Item 8.01.    Other Events.

On December 1, 2016, we filed with the Nevada Secretary of State an amendment to our articles of incorporation for purposes of increasing our authorized common stock from 50 million shares to 100 million shares.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

December 5, 2016	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer